Exhibit 10.1

SUBLEASE

This Sublease, dated as of this 27th day of February, 2013, between Denali Advisors LLC, a Delaware limited liability company (“Sublandlord”) and MediciNova, Inc., a Delaware corporation (“Subtenant”).

WHEREAS, Sublandlord, as tenant, has leased space of approximately 5,219 rentable square feet of space on the sixth floor, commonly known as Suite 650, (the “Master Lease Premises”) in the building located at 4275 Executive Square, La Jolla, California (the “Building”), in Master Landlord’s project (“Project”) from Irvine Company (the “Master Landlord”) by the lease dated August 11,2011 (the “Master Lease”), a copy of such Master Lease is attached as Exhibit “A” hereto and made a part hereof; and

WHEREAS, Sublandlord has agreed to sublet to Subtenant and Subtenant has agreed to sublet from Sublandlord the Master Lease Premises, consisting of approximately 5,219 rentable square feet (the “Premises”). All capitalized terms not defined herein shall have the meanings given such terms in the Master Lease.

NOW THEREFORE, Sublandlord and Subtenant, in consideration of the mutual covenants herein contained and each with intent to be legally bound, for themselves and respective successors and assigns, hereby agree as follows:

I.	SUBLEASE

Sublandlord hereby subleases the Premises to Subtenant and Subtenant hereby subleases the Premises from Sublandlord, on the terms and conditions contained in this Sublease. Sublandlord shall deliver the Premises to Subtenant on the Commencement Date (as hereinafter defined) in “as-is” condition; clean and free of debris with all existing electrical, plumbing, fire sprinklers, lighting, heating, ventilating and air conditioning systems in good operating condition to the best of Sublandlord’s knowledge. Subtenant represents that it has inspected the Premises and the Building and has found the same in satisfactory condition. Sublandlord makes no representations or warranties with respect to the condition of the Premises or the Building and Subtenant is not relying on any representations or warranties of Sublandlord or Sublandlord’s agents or employees with respect to the condition thereof or compliance with applicable codes. To Sublandlord’s knowledge, neither Master Landlord nor Sublandlord is in default under the Master Lease.

II.	TERM

A. The term of this Sublease shall commence on (the “Commencement Date”) of March 1, 2013, subject to adjustment due to any unforeseen delay (i.e. consent from Master Landlord), and Sublandlord shall deliver the Premises to Subtenant in the condition required by Section 1 hereof. Notwithstanding the foregoing, if Subtenant shall commence to conduct its business at the Premises prior to the Commencement Date, such date shall, for all purposes of this Sublease, be the Commencement Date. Subject to the terms hereof, Subtenant shall have access to the Premises no less than five (5) days prior to the Commencement Date for purposes of the installation of furniture, fixtures, and equipment.

Sublandlord and Subtenant agree that if, for any reason, Sublandlord cannot deliver Premises on the Commencement Date, Sublandlord shall use reasonable efforts to deliver the Premises to Subtenant as soon as reasonably practicable thereafter. Subtenant shall not, however, be obligated to pay Rent or perform its other obligations until Sublandlord delivers possession of the Premises. If, despite such reasonable efforts, the Commencement Date will not occur on or before April 1, 2013, Subtenant shall have the right to terminate this Sublease on or after March 31, 2013, by the giving of notice thereof to Sublandlord.

B. The term of this Sublease shall end upon the termination of the Master Lease, which is scheduled to be November 30, 2017, unless sooner terminated pursuant to the provisions of this Sublease, applicable law or as a result of the termination of the Master Lease (collectively, the “Expiration Date”).

III.	RENT

A. Commencing on the Commencement Date, Subtenant shall pay Sublandlord “Rent” on the first day of each month during the term pursuant to the following schedule:

3/1/13 –2/28/14	$2.05 per square foot per month, full-service gross
3/1/14 – 2/28/15	$2.15 per square foot per month, full-service gross
3/1/15 – 2/28/16	$2.25 per square foot per month, full-service gross
3/1/16 – 2/28/17	$2.35 per square foot per month, full-service gross
3/1/17 – 11/30/17	$2.45 per square foot per month, full-service gross

Rent shall include the cost of all utilities used by Subtenant in the operation of its business, based on the hours as stated in the Master Lease (Exhibit C of the Master Lease), in the Premises except utilities costs associated with the supplemental HVAC unit in the IT/data room of the Premises. Subtenant shall be responsible for any after hours HVAC usage as stated in the Master Lease (Exhibit C of the Master Lease). Rent for any partial month shall be prorated on a daily basis and if Rent commences on a day other than the first day of a calendar month, the first payment which Subtenant shall make to Sublandlord shall be payable on the date Rent commences and shall be equal to a proportionate part of the monthly installment of Rent for the partial month in which Rent commences plus the installment of Rent for the succeeding calendar month.

Rent shall be calculated based on the estimated square footage of the Premises of approximately 5,219 rentable square feet, and shall not be increased or decreased based on any physical measurement or recalculation of the usable or rentable area of the Premises.

B. Subtenant shall pay Rent and all other amounts due from Subtenant to Sublandlord pursuant to this Sublease (all such other amounts, collectively, “Additional Sublease Rent”), at such place as Sublandlord may designate in writing, in lawful money of the United States of America, without demand and without any deduction, setoff or abatement. Sublandlord shall have the same rights and remedies with respect to the nonpayment of Additional Sublease Rent as with respect to the nonpayment of Rent.

IV.	RENT ADJUSTMENT

In accordance with the provisions of Exhibit B of the Master Lease, Sublandlord, as tenant under the Master Lease, is obligated to pay its Pro Rata Share of 3.1 percent (3.1%) (168,069 Total Building Floor Area, 5,219 Rentable Square Feet of Tenant’s Premises) of Excess Property Taxes and Operating Expenses.

Commencing on March 1, 2014, Subtenant shall be responsible to pay to Sublandlord, as Additional Sublease Rent, Subtenant’s proportionate share of any Excess Property Taxes and Operating Expenses and Additional Rent (as defined in the Master Lease), which Sublandlord shall pay or incur during the term of this Sublease. Sublandlord shall submit copies of any notices it receives from Master Landlord regarding Excess Property Taxes, Excess Operating Expenses or Additional Rent to Subtenant within 7 days of receiving any such notice from Master Landlord.

V.	SECURITY DEPOSIT & FIRST MONTH’S RENT

Upon the execution hereof and receipt of Master Landlord’s written consent, Subtenant shall deposit with Sublandlord the sum of $10,698.95 as security for the full and faithful performance of every portion of this Sublease to be performed by Subtenant and shall be returned to Subtenant within ten (10) business days after November 30, 2017 less any damages as charged by Master Landlord and Sublandlord. If Subtenant shall remain in uncured default (subject to the expiration of any applicable notice and cure periods) with respect to any provision of this Sublease, Sublandlord may use, apply or retain all or any portion of this security deposit to remedy such default. If any portion of said deposit is so used or applied, Subtenant shall, as Additional Sublease Rent, within ten (10) days after demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the security deposit to its correct amount and Subtenant’s failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep such security deposit separate from its general funds and Subtenant shall not be entitled to interest on such deposit. In addition, upon the execution hereof and receipt of Subtenant by Master Landlord’s written consent, Subtenant shall pay the monthly installment of Rent for month 1 of the sublease term; as due on the Commencement Date.

VI.	REPAIRS AND MAINTENANCE OF THE PREMISES

Any repair and maintenance obligations with respect to the Premises which are the responsibility of Sublandlord, as tenant under the Master Lease, shall be performed by Subtenant, at Subtenant’s sole cost and expense. Subtenant shall be expected to maintain the Premises in good condition and perform repairs as they occur at their sole cost and expense. Subtenant shall promptly notify Sublandlord of the need for any such repair, even though Sublandlord shall not be responsible or liable therefor.

VII.	TENANT IMPROVEMENTS; FURNITURE, FIXTURES & EQUIPMENT

Subtenant will take possession of the Premises in “as-is” condition, provided that, subject to Master Landlord’s approval, Subtenant will be entitled to use approximately $31,316 for construction of tenant improvements, provided such amount is used prior to June 15, 2013, as specified in Exhibit X of the Master Lease. Subtenant will have use of all of Sublandlord’s existing desks, chairs, file cabinets, conference room furniture and AV equipment and workstations, an inventory of which is attached hereto as Exhibit “B” (collectively, “FF&E”), at no charge during the term of the sublease. Provided Subtenant is not in uncured default of the sublease, Subtenant may elect to purchase the FF&E upon expiration of the sublease term for a price of $1.00.

VIII.	SUBTENANT’S USE

A. Subtenant shall use and occupy the Premises for general office purposes only, consistent with a first class office building, and for no other purpose.

B. Subtenant shall comply with all Federal, State and local laws, ordinances, rules and regulations and the requirements of any Board of Fire Insurance Underwriters applicable to Subtenant’s use of the Premises.

C. Subtenant shall keep the interior of the Premises in good order and condition and, on the Expiration Date, shall remove all personal property, fixtures, equipment and supplies which Subtenant has placed in or about the Premises and any Alterations (as herein defined), which Sublandlord shall request Subtenant to remove, provided, however, that Sublandlord shall not request the removal of any Alterations unless Sublandlord or Master Landlord imposed the Removal Condition (as herein defined) as a condition of their approval of any such Alterations. Any damage caused to the Premises by such removal shall be repaired by Subtenant, at Subtenant’s sole expense.

D. Subtenant shall not, by its acts or omissions, cause any increase in the premium for fire or other insurance covering the Building or the termination of any such insurance.

E. Subtenant shall not introduce on or transfer to the Premises, any hazardous materials (as hereinafter defined); nor dump, flush or otherwise dispose of any hazardous materials into the drainage, sewage or waste disposal systems serving the Premises; nor generate, store, use, release, spill or dispose of any hazardous materials in or on the Premises, nor transfer any hazardous materials from the Premises to any other location; and shall not commit or suffer to be committed in or on the Premises any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Premises or to hazardous materials. Notwithstanding the foregoing, Subtenant may store and use in the Premises small quantities of cleaning and office supplies that are normal and customary for general office use.

Subtenant agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of or transfer to the Premises any hazardous materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws, regardless of when such hazardous materials shall be discovered. Furthermore, Subtenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such hazardous materials and shall forthwith repair and restore any portion of the Premises which it shall disturb in so removing any such hazardous materials to the condition which existed prior to Subtenant’s disturbance thereof.

Subtenant agrees to deliver promptly to Sublandlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any hazardous materials affecting the Premises or Property.

Notwithstanding the foregoing, Subtenant shall not be responsible for the cost of monitoring or cleaning any hazardous materials unless Subtenant is the source of introduction, in which case Subtenant shall be responsible for all costs associated with such monitoring and cleaning.

The term “hazardous materials” shall mean and include any oils, petroleum products, asbestos and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

“Environmental Laws” shall mean any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

IX.	ALTERATIONS

Subtenant shall not make any alterations, improvements or installations (collectively, “Alterations”) in or to the Premises without Sublandlord’s and Master Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations shall be subject to the terms and conditions of the Master Lease, and shall be subject to the Master Landlord’s approval as provided in the Master Lease. Sublandlord may condition its approval to any Alterations on the removal of the same, and restoration of any damage caused by installation and removal, on or prior to the Expiration Date (the “Removal Condition”), provided, however, that Sublandlord shall only impose the Removal Condition in those instances where Master Landlord has imposed the Removal Condition as a condition of its approval of any such Alterations.

X.	INSURANCE

Subtenant shall comply with all of the insurance requirements and obligations of Sublandlord, as tenant under the Master Lease, set forth in Section 10 and Exhibit D (or any other section) of the Master Lease.

XI.	SUBTENANT’S RIGHT TO ASSIGN, SUB-SUBLEASE

Subject to the Master Landlord’s consent and pursuant to the terms of the Master Lease, Subtenant will have the right to assign or sub-sublease any portion of the Premises during the term subject to the advance written approval of Sublandlord, which shall not be unreasonably withheld.

XII.	SUBTENANT’S INDEMNITY

Subtenant shall hold Sublandlord and Master Landlord harmless, and shall exonerate and indemnify Sublandlord and Master Landlord from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Building arising out of the use or occupancy of the Premises by Subtenant or by any person claiming by, through or under Subtenant (including, without limitation, all patrons, employees and customers of Subtenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on or occurring in the Premises or property adjacent to the Premises, except (and then only to the extent not subject to the provisions of Article 21) that Sublandlord or Master Landlord (as applicable) shall not be exonerated, indemnified or held harmless to the extent of any damage caused by the gross negligence or willful misconduct of Sublandlord or Master Landlord (as applicable), its agents, servants or employees. In respect of all of the foregoing, Subtenant shall indemnify Sublandlord and Master Landlord from and against all costs, expenses (including reasonable attorneys’ fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon.

XIII.	SUBTENANT’S OBLIGATIONS UPON TERMINATION OF THIS SUBLEASE

Subtenant shall keep the Premises in good order and condition and, at the expiration or sooner termination of this Sublease, shall surrender and deliver up the same, vacuum clean and in good order and condition, as otherwise required by this Sublease and by the Master Lease, ordinary wear and tear and damage by fire and other casualty excepted (unless the same results from the act of Subtenant or its agents or employees). Subtenant shall repair any damage to the Premises or the Building caused by removal of any property by or on behalf of Subtenant. Any of Subtenant’s personal property, fixtures or equipment which shall remain in the Premises after the expiration or sooner termination of this Sublease shall be deemed conclusively to have been abandoned and either may be retained by Sublandlord as its property or may be disposed of in such manner as Sublandlord may see fit, at Subtenant’s sole cost and expense.

XIV.	BROKERS

Sublandlord and Subtenant each represent that each has dealt only with Voit Real Estate Services and RE:Align, Inc. and with no other broker. Sublandlord shall pay a brokerage commission to RE:Align, Inc. in the amount of 4% of the total aggregate gross Rent payable by Subtenant during the term of the sublease. The payment of the commission shall be 50% upon execution of this Sublease and 50% upon the Commencement Date. Should Sublandlord fail to pay the full amount of the commission to RE:Align, Inc. per this schedule, Subtenant will be entitled to offset any Rent payable to Sublandlord and pay such amounts directly to RE:Align, Inc. until the commission is paid in full. Each party shall indemnify and hold harmless the other from and against any and all claims of any other broker claiming to have dealt with such party.

XV.	DEFAULTS

A. Each of the following shall be a “Default of Subtenant”:

(i) Subtenant shall fail to make any payment of Rent, Additional Sublease Rent or any other payment Subtenant is required to make when such payment is due and such failure shall continue for five (5) business days after notice from Sublandlord to Subtenant.

(ii) Subtenant shall fail to perform any other obligation of Subtenant pursuant to this Sublease (either directly or derivatively pursuant to obligations arising under the Master Lease) and such failure shall continue for thirty (30) days after notice from Sublandlord; provided, if such failure cannot be cured solely by the payment of money and more than thirty (30) days are reasonably required for its cure, a Default of Subtenant shall not be deemed to have occurred if Subtenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

(iii) Subtenant or any guarantor of Subtenant shall (u) file a voluntary petition in bankruptcy or insolvency, or (v) be adjudicated bankrupt or insolvent, or (w) take any action seeking or consenting to or acquiescing in a reorganization arrangement, composition, liquidation, dissolution, appointment of a trustee or receiver or liquidator or similar relief under any federal or state bankruptcy or other law or (x) make an assignment for the benefit of creditors, or (y) dissolve or liquidate or adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation, or (z) fail to discharge, within thirty (30) days, any proceeding brought against Subtenant seeking the relief described in clause (w) above.

(iv) A lien or other involuntary encumbrance is filed against Subtenant’s other property, including said leasehold interest, or against the property of any guarantor of Subtenant and is not discharged within ten (10) days thereafter.

(v) A custodian or similar agent is authorized or appointed to take charge of all or substantially all of the assets of Subtenant or any guarantor or Subtenant.

(vi) An order is entered in any proceeding by or against Subtenant or any guarantor of Subtenant decreeing or permitting the dissolution of Subtenant or any guarantor of Subtenant or the winding up of its affairs.

(vii) An occurrence of the kind set forth in clauses (i), (ii), or (iii)(z) above shall occur and if either (x) Subtenant (or any guarantor of Subtenant, as applicable) shall cure such default within the applicable grace period or (y) Sublandlord shall, in its sole discretion, permit Subtenant (or any such guarantor of Subtenant, as applicable) to cure such default after the applicable grace period has expired, and an event which would constitute a similar default if not cured within the applicable grace period shall occur more than twice within the next 365 days, whether or not such event is cured within the applicable grace period.

B. Sublandlord shall in no event be in default in the performance of any of Sublandlord’s obligations hereunder unless and until Sublandlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Subtenant to Sublandlord specifying wherein Sublandlord has failed to perform any such obligations.

XVI.	REMEDIES

In the event of a Default of Subtenant, Sublandlord (by and through its agents, if and as appropriate) shall have the power and right to enforce any remedies generally available at law or in equity to a landlord on account of a default by a tenant. These remedies include without limitation the remedy allowed by California Civil Code Section 1951.2, which provides that the damages the Sublandlord may recover include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that the Subtenant proves could be reasonably avoided, and the Sublandlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

XVII.	SUBORDINATION TO THE MASTER LEASE

In addition to Subtenant’s obligations under this Sublease and to the extent not inconsistent with this Sublease, Subtenant shall observe, be bound by and perform all of the terms, covenants and conditions of the Master Lease which Sublandlord, as tenant under the Master Lease, is obligated to observe and perform with respect to the Premises, to the same extent as if such terms, covenant and conditions of the Master Lease were set forth at length in this Sublease but incorporating such provisions herein shall not obligate Sublandlord or be construed as causing Sublandlord to assume or agree to perform any obligations assumed by the Master Landlord under the Master Lease. The rights of the Master Landlord under the Master Lease will be deemed the rights of Sublandlord under this Sublease. Subtenant shall indemnify and hold Sublandlord and Master Landlord harmless from and against any and all claims, suits, liabilities, costs and expenses (including reasonable attorneys’ fees) asserted against or sustained by Sublandlord or Master Landlord under the Master Lease with respect to the Premises, except to the extent caused by Sublandlord’s or Master Landlord’s gross negligence or willful misconduct. Subtenant shall not do, omit to do or permit to be done or omitted any act in or related to the Premises which could constitute a breach or default under the terms of the Master Lease or result in the termination of the Master Lease by the Master Landlord. Subtenant will not have any claim against Sublandlord based on the Master Landlord’s failure or refusal to comply with any of the provisions of the Master Lease.

XVIII.	CONSENT OR APPROVAL OF MASTER LANDLORD

If the consent or approval of the Master Landlord is required under the Master Lease with respect to any matter relating to the Premises, it shall also be required hereunder. Subtenant shall be required first to obtain the consent or approval of Sublandlord with respect thereto and, if Sublandlord grants such consent or approval, such consent may be conditioned upon receipt of consent or approval from the Master Landlord.

XIX.	LIMITATIONS ON SUBLANDLORD’S LIABILITY

A. Subtenant acknowledges that Sublandlord has made no representations or warranties with respect to the Building or the Premises except as provided in this Sublease.

B. Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Sublandlord shall not be required to provide the services or repairs which the Master Landlord is required to provide under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease. Notwithstanding the foregoing, the parties contemplate that Master Landlord shall, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease.

C. In no event shall Sublandlord be liable to Subtenant for any indirect or consequential damages; and if Sublandlord shall be a partnership, the partners of Sublandlord shall be individually liable for Sublandlord’s obligations under or arising out of this Sublease only to the extent of their respective interests in, and they need respond in money damages only from, the assets of Sublandlord. The immediately preceding sentence shall not limit any right that Subtenant may otherwise have to obtain injunctive relief against Sublandlord or to take any action which shall not involve the individual liability of Sublandlord’s partners to respond in monetary damages from assets other than Sublandlord’s assets or each such partner’s respective interests in such assets.

XX.	UTILITIES AND SERVICES

Subtenant shall be entitled to all those services and utilities which the Master Landlord is required to provide in Section 7 of the Master Lease. Subtenant shall look solely to the Master Landlord for the provision of such services and utilities, and Sublandlord shall not be responsible for the Master Landlord’s failure to provide the same. To the extent that the Master Landlord charges Sublandlord for any additional service provided to the Premises beyond that required to be supplied by the Master Lease without charge (i.e. additional cleaning, after hours “HVAC”, etc.), Subtenant shall pay such charge, as Additional Sublease Rent, within ten (10) days after demand therefor. Subtenant shall not be charged separately by Sublandlord for any other utilities usage in the operation of its business.

XXI.	FIRE, CASUALTY AND EMINENT DOMAIN

In the event of a fire, casualty or taking that affects the Premises but does not result in termination of the Master Lease, the Rent hereunder shall be the rent payable by Sublandlord under the Master Lease with respect to the Premises.

XXII.	SUBLANDLORD ACCESS

Sublandlord and Sublandlord’s agents and employees shall have the right to enter onto the Premises at reasonable times, from time to time, upon reasonable notice to Subtenant (which notice may be oral and shall not be required in the event of emergency) to ascertain whether Subtenant is in compliance with the provisions of this Sublease, to make such repairs as Sublandlord deems necessary and to exhibit the Premises.

XXIII.	GOVERNING LAW

This Sublease shall be construed and interpreted in accordance with the laws of the State of California.

XXIV.	INTEREST ON UNPAID RENT

All installments of Rent, Additional Sublease Rent and all other charges which are not paid within five (5) business days after the date when due shall bear interest from the date due until paid, at a rate equivalent to the base rate in effect from time to time at one month LIBOR rate plus five percent (5%), or such lesser amount as allowed by law.

XXV.	HOLDOVER

If Subtenant holds possession of the Premises after the expiration or sooner termination of this Sublease, Subtenant shall become a tenant at sufferance on a day-to-day basis upon the terms specified herein at 150% of the then existing Rent, Additional Sublease Rent and other charges. In addition, Subtenant shall be responsible for any and all damages suffered by Sublandlord, including, without limitation, damages or costs resulting from actions initiated by third parties (including the Master Landlord) as a result of said holding over. Such tenancy shall not constitute a renewal of this Sublease.

XXVI.	ESTOPPEL CERTIFICATES

Either party hereto (the “requested party”) agrees that, from time to time, upon not less than five (5) days prior notice by the other party (the “requesting party”), the requested party or its duly authorized representative having knowledge of the following facts shall deliver to the requesting party, or to such person or persons as the requesting party may designate, a statement in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease as modified is in full force and effect); (b) the date to which the Rent, Additional Sublease Rent and other charges have been paid; (c) that to the best of the requested party’s knowledge, the requesting party is not in default under any provision of this Sublease or if in default, the nature thereof in detail; (d) the commencement and expiration of this Sublease, and (e) any other information required by the requesting party.

XXVII.	NOTICES

Any notice, statement, certificate, consent, approval, disapproval, request or demand required or permitted to be given in this Sublease shall be in writing and sent by United States mail, registered or certified, postage prepaid, addressed, as the case may be:

To Sublandlord at the following address:

Denali Advisors LLC

Attn:	Robert Snigaroff

and to Subtenant at the following address:

MediciNova, Inc.
4275 Executive Square
Suite 650
La Jolla, CA 92037
Attn: Michael Coffee

and when applicable to Master Landlord at the following address:

Irvine Company

Attn:

Either party by notice to the other may change or add persons and places where notices are to be sent or delivered. In no event shall notice have to be sent on behalf of either party to more than two (2) persons. Mailed notices will be deemed served three (3) business days after mailing certified or registered mail properly addressed with postage prepaid, provided the same are received in the ordinary course of business.

XXVIII.	SUBLANDLORD’S AND SUBTENANT’S POWER TO EXECUTE

Sublandlord and Subtenant covenant, warrant and represent that they have full power and proper authority to execute this Sublease.

XXIX.	ENTIRE AGREEMENT

This Sublease contains the entire agreement between Sublandlord and Subtenant and can be changed only by a signed agreement.

XXX.	CONSENT TO SUBLEASE BY MASTER LANDLORD

This Sublease shall not become operative until and unless the Master Landlord has given to Sublandlord its consent hereto. Sublandlord shall not be responsible for the failure of Master Landlord to consent to this Sublease. Should the foregoing not consent to this Sublease within thirty (30) days from the date of execution hereof by Sublandlord and Subtenant, Sublandlord and Subtenant shall be released from all obligations with respect hereto and neither shall have any further rights in law or in equity with respect to this Sublease.

XXXI.	BINDING EFFECT

The submission of this Sublease for examination and negotiation does not constitute an offer to sublease or a reservation of, or option for, the Premises. Once fully executed, all the covenants, agreements and undertakings in this Sublease contained shall extend to and be binding upon the legal representatives, successors and assigns of the respective parties hereto, the same as if they were in every case named and expressed, but nothing herein shall be construed as a consent by Sublandlord to any assignment or subletting by Subtenant of any interest of Subtenant in this Sublease.

XXXII.	PARKING

Subject to the terms and conditions of the Master Lease, Subtenant shall have the right to use a minimum of ten (10) and a maximum of fifteen (15) unreserved parking spaces located adjacent to the Premises at Master Landlord’s prevailing rates (which are currently $45 per space per month). Sublandlord shall have no obligation to provide parking other than as set forth above.

XXXIIII.	SIGNAGE

Subject to the terms and conditions of the Master Lease and where applicable, subject to the approval of Master Landlord, Subtenant, at Subtenant’s expense, shall have the right to display its name and its location in the Building on the directory board at the entrance to the Building, in the elevator lobby, and adjacent to the door of the Premises.

XXXIV.	MISCELLANEOUS

If any provisions of this Sublease shall to any extent be invalid, the remainder of this Sublease shall not be affected thereby. There are no oral or written agreements between Sublandlord and Subtenant affecting this Sublease. This Sublease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Sublandlord, Subtenant, and Master Landlord. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Sublease. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Sublandlord and Subtenant and, if Subtenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons are named as Subtenant herein, each of such persons shall be jointly and severally liable for the obligations of Subtenant hereunder, and Sublandlord may proceed against any one without first having commenced proceedings against any other of them. Each term and each provision of this Sublease to be performed by Subtenant shall be construed to be both an independent covenant and a condition. The reference contained to successors and assigns of Subtenant is not intended to constitute consent to assignment of Subtenant. Except as otherwise set forth in this Sublease, any obligations of Subtenant (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Sublandlord), shall survive the expiration or sooner termination of this Sublease, and Subtenant shall immediately reimburse Sublandlord for any expense incurred by Sublandlord in curing Subtenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Sublandlord following the expiration or earlier termination of this Sublease).

IN WITNESS WHEREOF, Sublandlord and Subtenant have each caused these presents to be executed, as a sealed instrument, as of the date first above written.

SUBLANDLORD:		SUBTENANT:
Denali Advisors, LLC, a Delaware limited liability company		MediciNova, Inc., a Delaware corporation

By:	/s/ Robert Snigaroff	By:	/s/ Yuichi Iwaki

Name:	Robert Snigaroff	Name:	Yuichi Iwaki

Title:	President & CIO	Title:	President & CEO

Exhibit “A”

Master Lease

LEASE

BETWEEN

REGENTS SQUARE LA JOLLA LLC

AND

DENALI ADVISORS LLC

LEASE

THIS LEASE is made as of the 11th day of August 2011, by and between REGENTS SQUARE LA JOLLA LLC, a Delaware limited liability company, hereafter called “Landlord,” and DENALI ADVISORS, LLC, a Delaware limited liability company, hereafter called Tenant.”

ARTICLE 1. BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name: N/A

2.	Premises: Suite No. 650 (the Premises are more particularly described in Section 2.1).

Address of Building: 4275 Executive Square, La Jolla, California, 92037

Project Description: Executive Square

3.	Use of Premises: General office and for no other use.

4.	Commencement Date: November 16, 2012

5.	Lease Term: 60 months. The term of this Lease shall expire at midnight on November 30, 2017.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
11/16/12 – 11/30/13	$2.10	$10,960.00
12/1/13 – 11/30/14	$2.19	$11,430.00
12/1/14 – 11/30/15	$2.29	$11,952.00
12/1/15 – 11/30/16	$2.40	$12,526.00
12/1/16 – 11/30/17	$2.50	$13,048.00

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in monetary Default (as defined in Section 14.1) under this Lease, Tenant shall be entitled to an abatement of Basic Rent as follows: (i) $10,960.00 for the period commencing December 1, 2012 and ending on December 31, 2012, (ii) $10,960.00 for the period commencing January 1, 2013, and ending on January 31, 2013, and (iii) $5,480.00 for the period commencing February 1, 2013 and ending on February 28, 2013. The total amount of Basic Rent abated in accordance with the foregoing shall equal $27,400.00 (the “Abated Basic Rent”). If Tenant Defaults at any time during the Term and fails to cure such Default within any applicable cure period under the Lease, all Abated Basic Rent shall immediately become due and payable. The payment by Tenant of the Abated Basic Rent in the event of a Default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity. Only Basic Rent shall be abated pursuant to this Section, and all other additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

7.	Property Tax Base: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2013 (the “Base Year”).

Project Cost Base: The Project Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 5,219 rentable square feet and 4.284 useable square feet.

Floor Area of Building: approximately 168,069 rentable square feet

9.	Security Deposit: $21,878.70

10.	Broker(s): Irvine Realty Company (“Landlord’s Broker”) and Grubb & Ellis – UTC (“Tenant’s Broker”)

11.	Parking: A minimum of 10, but no more than 15, parking passes in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

LANDLORD	TENANT

Payment Address:

Regents Square La Jolla LLC	Denali Advisors LLC
Department #8013	4275 Executive Square, Suite 650
Los Angeles, CA 90084-8013	La Jolla, CA 92037
Attn: Robert Snigaroff
Notice Address:

Regents Square La Jolla LLC
4225 Executive Square, Suite 100
La Jolla, CA 92037
Attn: Property Manager

with a copy of notices to:

THE IRVINE COMPANY LLC
P.O. Box 6370
Newport Beach, CA 92658-6370
Attn: Senior Vice President, Operations, Office Properties

LIST OF LEASE EXHIBITS:

Exhibit A	Description of Premises
Exhibit B	Operating Expenses
Exhibit C	Utilities and Services
Exhibit D	Tenants Insurance
Exhibit E	Rules and Regulations
Exhibit F	Parking
Exhibit X	Work Letter

ARTICLE 2. PREMISES

2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”). The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”). Landlord and Tenant stipulate and agree that the Floor Area of Premises set forth in Item 8 of the Basic Lease Provisions is correct,, and Landlord shall have no further right to re-measure Tenant’s Premises during the initial Term unless a demising wall is relocated.

2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that it is currently occupying the Premises under the terms of the lease dated August 16, 2007, between Landlord’s predecessor-in-interest, Maguire Properties-Regents Square, LLC, a a Delaware limited liability company, and Tenant (the “Existing Lease”), which is currently scheduled to expire at midnight on November 15, 2012. Tenant acknowledges that except for the items required to be accomplished by Landlord under the Work Letter attached as Exhibit X, it is satisfied with the condition of the Premises and accepts the Premises in “as is” condition and configuration.

ARTICLE 3. TERM

3.1. GENERAL. The term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence (“Commencement Date”) on the date set forth in Item 4 of the Basic Lease Provisions and shall expire (“Expiration Date”) on the date set forth in Item 5 of the Basic Lease Provisions.

ARTICLE 4. RENT AND OPERATING EXPENSES

4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”). If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date. The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment in the amount of 1 full month’s Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the fourth calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

4.2. OPERATING EXPENSE INCREASE. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3. SECURITY DEPOSIT. Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3 or any other provision of this Lease. Upon any breach of the foregoing obligations by Tenant. Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within 5 days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect, in connection with Landlord’s application of the Security Deposit to prospective rent that would have been payable by Tenant but for the early termination due to Tenant’s Default (as defined herein). Tenant hereby authorizes Landlord to retain and apply to the Security Deposit due hereunder any remaining balance of the security deposit previously deposited by Tenant with Landlord pursuant to the Existing Lease described in Section 2.2 above relating to the Premises.

ARTICLE 5. USES

5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; or (iii) schools, temporary employment agencies or other training facilities which are not ancillary to corporate, executive or professional office use. Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste In the Premises or the Project. Tenant shall not perform any work or conduct any business whatsoever in the Project other than inside the Premises. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises, and with all energy usage reporting requirements of Landlord.

5.2. SIGNS. Landlord shall affix and maintain a sign (restricted solely to Tenant’s name as set forth herein or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises, together with a directory strip listing Tenant’s name as set forth herein in the lobby directory of the Building. Any subsequent changes to that initial signage shall be at Tenant’s sole expense. All signage shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may be immediately removed by Landlord at Tenant’s expense without notice and without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

5.3 HAZARDOUS MATERIALS. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant acknowledges that It has read, understands and, if applicable, shall comply with the provisions of Exhibit H to this Lease, if that Exhibit is attached.

ARTICLE 6. LANDLORD SERVICES

6.1. UTILITIES AND SERVICES. Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease. Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord’s reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project. The term “Common Areas” shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common electrical rooms, entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord’s rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations. Landlord may temporarily dose any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose. Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

6.4. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project or to the attendant fixtures, equipment and Common Areas, and such change shall not entitle Tenant to any abatement of rent or other claim against Landlord. No such change shall deprive Tenant of reasonable access to or use of the Premises.

ARTICLE 7. REPAIRS AND MAINTENANCE

7.1. TENANT’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair, excepting ordinary wear and tear. Notwithstanding Section 7.2 below, Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by Tenant pursuant to Section 7.3 below, together with any supplemental HVAC equipment servicing only the Premises. All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Sections 7.3 and 7.4 below. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2. LANDLORD’S MAINTENANCE AND REPAIR. Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section 7.2 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Section 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect. All costs of any maintenance, repairs and replacements on the part of Landlord provided hereunder shall be considered part of Project Costs.

7.3. ALTERATIONS. Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord. Landlord’s consent shall not be unreasonably withheld as long as the proposed Alterations do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, do not change the basic floor plan of the Premises, and utilize only Landlord’s building standard materials or upgrades approved by Landlord in its reasonable discretion (“Standard Improvements”). Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable or desirable, including but not limited to a requirement that all work be covered by a lien and completion bond satisfactory to Landlord and requirements as to the manner, time, and contractor for performance of the work. Without limiting the generality of the foregoing. Tenant shall use Landlord’s designated mechanical and electrical contractors for all Alterations work affecting the mechanical or electrical systems of the Building. Should Tenant perform any Alterations work that would necessitate any ancillary Building modification or other expenditure by

Landlord, then Tenant shall promptly fund the cost thereof to Landlord. Tenant shall obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord, and except for cosmetic Alterations not requiring a permit Landlord shall be entitled to a supervision fee in the amount of 5% of the cost of the Alterations. In no event shall Tenant prosecute any work that results in picketing or labor demonstrations in or about the Building or Project. Any request for Landlord’s consent shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord, and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at least 30 days prior to the Expiration Date, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”), and to replace any non-Standard Improvements with the applicable Standard Improvements. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the subject Alterations are Required Removables. In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.

7.4. MECHANIC’S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord’s attorneys’ fees, shall be reimbursed by Tenant promptly following Landlord’s demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. If reasonably necessary, Landlord may temporarily dose all or a portion of the Premises to perform repairs, alterations and additions. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises.

ARTICLE 8. SPACE PLANNING AND SUBSTITUTION

Landlord shall have the right, upon providing not less than 60 days written notice, to move Tenant to other space of with double-door access directly off the elevator lobby comparable size in the Building or in the Project. The new space shall be provided with improvements of comparable quality to those within the Premises and shall contain similar finishes as the Premises, approximately the same rentable square footage as the Premises and approximately the same number of work stations, offices, breakrooms and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect Tenant’s personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors. Landlord shall reimburse Tenant for the reasonable cost to install and connect telecommunication and data cabling in the new space in the manner and to the extent such cabling existed in the Premises prior to the relocation. Landlord shall also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation, including without limitation necessary stationery revisions, provided that a reasonable estimate thereof is given to Landlord within 20 days following Landlord’s notice. In no event, however, shall Landlord be obligated to incur or fund total relocation costs, exclusive of tenant improvement expenditures, in an amount in excess of 2 months of Basic Rent at the rate then payable hereunder. Within 10 business days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation. Should Tenant fail timely to execute and deliver the amendment to Landlord, or should Tenant thereafter fail to comply with the terms thereof, then Landlord may at its option elect to terminate this Lease upon not less than 60 days prior written notice to Tenant.

ARTICLE 9. ASSIGNMENT AND SUBLETTING

9.1. RIGHTS OF PARTIES.

(a) Except as otherwise specifically provided in this Article 9, Tenant may not either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant’s interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant (each, a “Transfer”), without Landlord’s prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1(b). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. Except as otherwise specifically provided in this Article 9, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, such a Transfer shall constitute a material default of this Lease. Landlord shall not be deemed to have given its consent to any Transfer by any other course of action, including its acceptance of any name for listing in the Building directory.

(b) Except as otherwise specifically provided in this Article 9, if Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord in writing and shall request Landlord’s consent thereto. Tenant shall also submit to Landlord In writing: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) evidence that the proposed assignee or subtenant will comply with the requirements of Exhibit D to this Lease; and (v) any other information requested by Landlord and reasonably related to the Transfer. Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord’s commitment to other tenants of the Building and Project (2) any proposed subtenant or assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within 90 days of the request for Landlord’s consent and statements of income or profit and loss of the proposed subtenant or assignee for the two-year period preceding the request for Landlord’s consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord or Landlord’s affiliate has been actively negotiating to become a tenant at the Building or Project, except that Landlord will not enforce this restriction if it does not have sufficient available space to accommodate the proposed transferee; and (4) the proposed transferee is not an SDN (as defined in Section 22.4 below) and will not impose additional burdens or security risks on Landlord. If Landlord consents to the proposed Transfer, then the Transfer may be effected within 90 days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord’s consent as set forth in this Section 9.1(b) Landlord shall approve or disapprove any requested Transfer within 30 days following receipt of Tenant’s written notice and the information set forth above. Except in connection with a Permitted Transfer (as defined below), if Landlord approves the Transfer Tenant shall pay a transfer fee of $750.00 to Landlord concurrently with Tenant’s execution of a Transfer consent prepared by Landlord.

(c) Notwithstanding the provisions of Subsection (b) above, and except in connection with a “Permitted Transfer” (as defined below), in lieu of consenting to a proposed assignment or subletting, Landlord may elect to terminate this Lease in its entirety in the event of an assignment, or terminate this Lease as to the portion of the Premises proposed to be subleased with a proportionate abatement in the rent payable under this Lease, such termination to be effective on the date that the proposed sublease or assignment would have commenced. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant.

(d) Should any Transfer occur or sublease, Tenant shall, except in connection with a Permitted Transfer, promptly pay or cause to be paid to Landlord, as additional rent, 50% of any amounts paid by the assignee or subtenant, however described and whether funded during or after the Lease Term, to the extent such amounts are in excess of the sum of (i) the scheduled Basic Rent payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the Basic Rent allocable to such portion as reasonably determined by Landlord) and (ii) less the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the Transfer, which costs shall be amortized over the remaining Term of this Lease or, if shorter, over the term of the sublease. For purposes herein, direct out-of-pocket costs shall mean all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer, including brokerage fees, legal fees, construction costs, and Landlord’s review fee.

(e) The sale of all or substantially all of the assets of Tenant (other than bulk sales in the ordinary course of business), the merger or consolidation of Tenant, the sale of Tenant’s capital stock, or any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant’s parent company or a merger by Tenant or its parent company, shall be deemed a Transfer within the meaning and provisions of this Article. Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord but subject to the provisions of Section 9.2, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (i) Tenant is not then in Default hereunder: (ii) Tenant gives Landlord written notice at least 10 business days before such Permitted Transfer; and (iii) the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation (“Net Worth”)) at the time of the Permitted Transfer that is at least equal to the Net Worth of Tenant immediately before the Permitted Transfer. Tenant’s notice to Landlord shall include reasonable information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant’s obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. No transfer shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord, both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article, and the assignee/subtenant Independently complies with all of the insurance requirements of Tenant as set forth in Exhibit D and evidence thereof is delivered to Landlord. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease.

9.3. SUBLEASE REQUIREMENTS. Any sublease, license, concession or other occupancy agreement entered into by Tenant shall be subordinate and subject to the provisions of this Lease, and if this Lease is terminated during the term of any such agreement, Landlord shall have the right to: (i) treat such agreement as cancelled and repossess the subject space by any lawful means, or (ii) require that such transferee attorn to and recognize Landlord as its landlord (or licensor, as applicable) under such agreement. Landlord shall not, by reason of such attornment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant’s obligations under the sublease. If Tenant is in Default (hereinafter defined). Landlord is irrevocably authorized to direct any transferee under any such agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured. Tenant hereby irrevocably authorizes and directs any transferee, upon receipt of a written notice from Landlord stating that a Default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. No collection or acceptance of rent by Landlord from any transferee shall be deemed a waiver of any provision of Article 9 of this Lease, an approval of any transferee, or a release of Tenant from any obligation under this Lease, whenever accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

ARTICLE 10. INSURANCE AND INDEMNITY

10.1. TENANT’S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2. LANDLORD’S INSURANCE. Landlord shall provide the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its discretion: property insurance, subject to standard exclusions (such as, but not limited to, earthquake and flood exclusions), covering the Building or Project. In addition, Landlord may, at its election, obtain insurance coverages for such other risks as Landlord or its Mortgagees may from time to time deem appropriate, including earthquake and commercial general liability coverage. Landlord shall not be required to carry insurance of any kind on any tenant improvements or Alterations in the Premises installed by Tenant or Its contractors or otherwise removable by Tenant (collectively, “Tenant Installations”), or on any trade fixtures, furnishings, equipment, interior plate glass, signs or items of personal property in the Premises, and Landlord shall not be obligated to repair or replace any of the foregoing items should damage occur. All proceeds of Insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

10.3. TENANT’S INDEMNITY. To the fullest extent permitted by law, but subject to Section 10.5 below, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, subtenants, vendors, contractors, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.3 through counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the sole negligence or willful misconduct of Landlord, its agents, contractors or employees.

10.4. LANDLORD’S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition Including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures In the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building, regardless of the negligence of Landlord, its agents or any and all affiliates of Landlord in connection with the foregoing. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment

10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord’s management agent for the Building.

ARTICLE 11. DAMAGE OR DESTRUCTION

11.1. RESTORATION.

(a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below. Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that: (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii)any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b) As soon as reasonably practicable following the casualty [ILLEGIBLE] but not later than 60 days thereafter. Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds 270 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Tenant Installations; provided if the estimated cost to repair such Tenant installations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Tenant Installations.

(d) From and after the 6th business day following the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.5, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives. In addition, the provisions of this Section 11.1 shall not be deemed to require Landlord to repair any Tenant Installations, fixtures and other items that Tenant is obligated to insure pursuant to Exhibit D or under any other provision of this Lease.

11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Basic Rent and Tenant’s Share of Operating Expenses shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord and the right to receive compensation or proceeds in connection with a Taking are expressly waived by Tenant; provided, however. Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated. Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13. SUBORDINATION; ESTOPPEL CERTIFICATE

13.1. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement In favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefiting Tenant. Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are Intended third party beneficiaries of this Section 13.1.

13.2. ESTOPPEL CERTIFICATE. Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of rent that is due and payable.

ARTICLE 14. DEFAULTS AND REMEDIES

14.1. TENANTS DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a) The failure by Tenant to make any payment of rent required to be made by Tenant, as and when due, where the failure continues for a period of 5 business days after written notice from Landlord to Tenant. For purposes of these default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

(b) The assignment, sublease, encumbrance or other Transfer of the Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord unless otherwise authorized in Article 9 of this Lease.

(c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

(d) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (In which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant. However, if the nature of the failure is such that more than 30 days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant commences the cure within 30 days, and thereafter diligently pursues the cure to completion.

(e) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its Inability to pay Its debts when due or forfeits or loses its right to conduct business.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2. LANDLORD’S REMEDIES.

(a) Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from Tenant:

(1) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including without limitation any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if It becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum. As used in subparagraph (3) above, the “worth at the time of award* shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenants’s right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a Default under Section 14.1. No payment by

Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant. No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

14.3. LATE PAYMENTS.

(a) Any Rent due under this Lease that is not paid to Landlord within 5 business days of the date when due shall bear interest at the lesser of the maximum rate permitted by law or 9% per annum from the date due until fully paid. The payment of interest shall not cure any Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord’s designee within 10 days after the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

14.4. RIGHT OF LANDLORD TO PERFORM. If Tenant is in Default of any of its obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that If the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion. Tenant hereby waives any right to terminate or rescind this Lease as a result of any default by Landlord hereunder or any breach by Landlord of any promise or inducement relating hereto, and Tenant agrees that its remedies shall be limited to a suit for actual damages and/or injunction and shall in no event include any consequential damages, tost profits or opportunity costs.

14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.7. WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b) In the event that the jury waiver provisions of Section 14.7(a) are not enforceable under California law, then the provisions of this Section 14.7(b) shall apply. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings shall be paid by the party initiating such procedure; provided however, that the costs and fees, including any initiation fee, of such proceeding shall ultimately be borne in accordance with Section 14.6 above. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 14.7(b), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under California Code of Civil Procedure Sections 639 and 640, as same may be amended or any successor statute(s) thereto. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in Section 641 of the California Code of Civil Procedure, as same may be amended or any successor statute(s) thereto. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with California law. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law; provided, however, that the referee shall limit discovery to that which is essential to the effective prosecution or defense of the action, and in no event shall discovery by either party include more than one non-expert witness deposition unless both parties otherwise agree. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 14.7(b). To the extent that no pending lawsuit has been filed to obtain the appointment of a referee, any party, after the issuance of the decision of the referee, may apply to the court of the county in which the Premises are located for confirmation by the court of the decision of the referee in the same manner as a petition for confirmation of an arbitration award pursuant to Code of Civil Procedure Section 1285 et seq. (as same may be amended or any successor statute(s) thereto).

14.8 SATISFACTION OF JUDGMENT. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Project, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15. END OF TERM

15.1. HOLDING OVER. If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term) without the prior written consent of Landlord, such tenancy shall constitute a tenancy at sufferance only and a Default by Tenant; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the 1st day following the termination of this Lease and terminating 30 days following delivery of written notice of termination by either Landlord or Tenant to the other. In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord’s right to modify same upon 30 days notice to Tenant. The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be Improved by Landlord or Tenant reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering and voice and/or data transmission cabling installed by or for Tenant, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease and/or the Work Letter (if any) attached hereto, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal and restore the affected area to its pre-existing condition reasonable wear and tear excepted, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense. If Tenant shall fail to comply with the provisions of this Section 15.3, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

ARTICLE 16. PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within 5 business days after demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service or electronic facsimile transmission, or by any courier or “overnight” express mailing service. Either party may by written notice to the other, served in the manner provided in this Article, designate a different address. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17. RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Tenant’s failure to keep and observe the Rules and Regulations shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE 18. BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. It is understood that Landlord’s Broker represents only Landlord in this transaction and Tenant’s Broker (If any) represents only Tenant. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

ARTICLE 19. TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer. Any funds held by the transferor in which Tenant has an interest including without limitation, the Security Deposit, shall be turned over, subject to that interest to the transferee. No Mortgagee to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the Mortgagee actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

ARTICLE 20. INTERPRETATION

20.1. NUMBER. Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.4. SUCCESSORS. Subject to Sections 13.1 and 22.3 and to Articles 9 and 19 of this Lease, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section 20.4 is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted In the applicable State Court of California in the county in which the Building is located.

20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section 20.9 shall not operate to excuse Tenant from the prompt payment of Rent

20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the

Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or Indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21. EXECUTION AND RECORDING

21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement

21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of Its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant upon the requestor Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

21.6. ATTACHMENTS. All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE 22. MISCELLANEOUS

22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Except to the extent disclosure is required by law, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space-planning consultants, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease or pursuant to legal requirement.

22.2. TENANT’S FINANCIAL STATEMENTS. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of Its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term furnish Landlord with current annual financial statements accurately reflecting Tenant’s financial condition upon written request from Landlord within 10 business days following Landlord’s request; provided, however, that so long as Tenant is a publicly traded corporation on a nationally recognized stock exchange, the foregoing obligation to deliver the statements shall be waived.

22.3. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord (which shall in no event be less than 60 days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.4. SDN LIST. Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC). In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant

22.5. FITNESS CENTER AND SHOWER FACILITY. Subject to the provisions of this Section 22.5, so long as Tenant is not in Default under this Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form, Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) and the shower facility (the “Shower Facility”) in the building located at 4275 Executive Square, La Jolla, California, at no additional cost during the initial Term. The use of the Fitness Center and Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.3 of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. The costs of operating, maintaining and repairing the Fitness Center and Shower Facility may be included as part of Operating Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) and Shower Facility throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Basic Rent constitute a constructive eviction, or result in an event of default by Landlord under this Lease. Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or its employees or agents arising as a result of the use of the Fitness Center and Shower Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant with respect to the Fitness Center and Shower Facility to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

LANDLORD:		TENANT:

REGENTS SQUARE LA JOLLA LLC,		DENALI ADVISORS LLC,
a Delaware limited liability/company		a Delaware limited liability company

By:	/s/ Douglas G. Holte	By	/s/ Robert Snigaroff
Douglas G. Holte
	President,	Printed Name	Robert Snigaroff
	Office Properties	Title	President and CEO

By	/s/ Michael T. Bennett	By	/s/ Mike Munson

	Michael T. Bennett	Printed Name	Mike Munson
	Senior Vice President, Operations	Title	Vice President
Office Properties

Exhibit A

EXHIBIT B

Operating Expenses and Taxes

(Base Year)

(a) Tenant shall pay Landlord, as additional rent for Tenant’s Share of the amount, if any, by which “Project Costs” (defined below) for each Expense Recovery Period during the Term exceed Project Costs for the Project Cost Base and the amount, if any, by which “Property Taxes” (defined below) for each Expense Recovery Period during the Term exceed Property Taxes for the Property Tax Base. Property Taxes and Project Costs are mutually exclusive and may be billed separately or in combination as determined by Landlord. “Tenant’s Share” shall mean that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of the Premises and the denominator of which is the total rentable square footage, as determined from time to time by Landlord, of (i) the Floor Area of the Building as defined in Item 8 of the Basic Lease Provisions, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, or (ii) all or some of the buildings in the Project, for expenses determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building. Tenant acknowledges Landlord’s rights to make changes or additions to the Building and/or Project from time to time pursuant to Section 6.4 of the Lease, in which event the total rentable square footage within the Building and/or Project may be adjusted. For convenience of reference, Property Taxes and Project Costs may sometimes be collectively referred to as “Operating Expenses.” Notwithstanding the foregoing, tenant shall not be obligated to pay Tenant’s Share of Operating Expense excess for the 12 month period commencing as of the Commencement Date.

(b) Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions) following the Base Year, and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Project Costs and Property Taxes for the Expense Recovery Period or portion thereof. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant. Tenant shall, at the next monthly payment date, pay any accrued cost reimbursements based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s share of Operating Expenses shall be equitably prorated for any partial year.

(c) Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement setting forth the actual or prorated Property Taxes and Project Costs attributable to that period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments, if any, to Tenant’s actual Tenant’s Share as shown by the annual statement. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article 16. If actual Property Taxes or Project Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Project Cost Base, respectively, Landlord shall not be required to pay that differential to Tenant, although Landlord shall refund any applicable estimated payments collected from Tenant. Should Tenant fail to object in writing to Landlord’s determination of actual Operating Expenses within 60 days following delivery of Landlord’s expense statement, Landlord’s determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant

(d) Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s share of Property Taxes and Project Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid; conversely, any overpayment made In the event expenses decrease shall be rebated by Landlord to Tenant However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the expiration of the Term, in which event the appropriate party shall fund that amount by the termination date.

(e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, then Tenant’s estimated share of Property Taxes or Project Costs, as applicable, may be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant’s Share of the increase. Landlord shall give Tenant written notice of the amount or

1

estimated amount of the increase, the month in which the increase will become effective, Tenant’s monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which effective.

(f) The term “Project Costs” shall include all charges and expenses pertaining to the operation, management, maintenance and repair of the Building and the Project, together with all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges: insurance premiums and deductibles and/or reasonable premium equivalents and deductible equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building and Project; all labor and labor-related costs for personnel applicable to the Building and Project for personnel at or below the level of portfolio manager, including both Landlord’s personnel and outside personnel; a commercially reasonable Landlord overhead/management fee; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; repairs; air conditioning; supplies; materials; equipment tools; tenant services; programs instituted to comply with transportation management requirements; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, and 10.2 and Exhibits C and F below; costs incurred (capital or otherwise) on a regular recurring basis every 3 or more years for normal maintenance projects (e.g., parking lot slurry coat or replacement of lobby, corridor and elevator cab carpets and coverings); and the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) which are intended to maintain the quality, appearance or safety of the Building and/or Project, reduce other operating costs or increases thereof, or upgrade Building and/or Project security, or which are required to bring the Building and/or Project into compliance with applicable laws and building codes enacted after the Commencement Date. Landlord shall amortize the cost of capital improvements on a straight-line basis over the lesser of the Payback Period (as defined below) or the useful life of the capital improvement as reasonably determined by Landlord. Any amortized Project Costs item may include, at Landlord’s option, an actual or imputed interest rate that Landlord would reasonably be required to pay to finance the cost of the item, applied on the unamortized balance. “Payback Period” shall mean the reasonably estimated period of time that it takes for the cost savings, if any, resulting from a capital improvement item to equal the total cost of the capital improvement. It is understood that Project Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord. If any Project Costs are applicable to one or more buildings or properties in addition to the Building, then that cost shall be equitably prorated and apportioned among the Building and such other buildings or properties. The term “Property Taxes” as used herein shall include the following: (i) all real estate taxes or personal property taxes, as such property taxes may be increased from time to time due to a reassessment or otherwise; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that general net income and franchise taxes imposed against Landlord shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. A copy of Landlord’s unaudited statement of expenses shall be made available to Tenant upon request The Project Costs, inclusive of those for the Base Year, shall be extrapolated by Landlord to reflect at least 95% occupancy of the rentable area of the Building.

(g) Notwithstanding the foregoing, Operating Expenses shall exclude the following:

(1) Any ground lease rental;

(2) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Landlord is reimbursed for such costs other than through the Operating Expense pass-through provisions of such tenants’ lease;

(3) Costs incurred by Landlord for repairs, replacements and/or restoration to or of the Building to the extent that Landlord Is reimbursed by insurance or condemnation proceeds or by tenants (other than through Operating Expense pass-throughs), warrantors or other third persons;

(4) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

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(5) Costs arising from Landlord’s charitable or political contributions;

(6) Attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building, except those attorneys’ fees and other costs and expenses incurred in connection with negotiations, disputes or claims relating to items of Operating Expenses, enforcement of rules and regulations of the Building and such other matters relating to the maintenance of standards required of Landlord under this Lease;

(7) Capital expenditures as determined in accordance with generally accepted accounting principles, consistently applied, and as generally practiced in the real estate industry (“GAAP”), except as otherwise provided in Section (f) above;

(8) Brokers commissions, finders’ fees, attorneys’ fees, entertainment and travel expenses and other costs incurred by Landlord in leasing or attempting to lease space in the Building;

(9) Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building;

(10) Costs incurred by Landlord due to the violation by Landlord of any law, code, regulation, or ordinance;

(11) Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building to the extent the same exceeds the costs that would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Premises) by unaffiliated third parties capable of providing such service;

(12) Interest on debt or amortization on any mortgage or mortgages encumbering the Building;

(13) Landlord’s general corporate overhead, except as it relates to the specific management, operation, repair, replacement and maintenance of the Building or Project;

(14) Costs of installing the initial landscaping and the initial sculpture, paintings and objects of art for the Building and Project;

(15) Advertising expenditures;

(16) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(17) Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of the operation, management, repair, replacement and maintenance of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(18) The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-á-vis time spent on matters unrelated to operating and managing the Project; provided that in no event shall Project Costs include wages and/or benefits attributable to personnel above the level of portfolio property manager or chief engineer:

(19) Costs incurred by Landlord for improvements or replacements (including structural additions), repairs, equipment and tools which are of a “capital” nature and/or which are considered “capital” improvements or replacements under GAAP, except to the extent included in Project Costs pursuant to the definition in Section (f) above or by other express terms of this Lease; and

(20) Legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project.

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EXHIBIT C

UTILITIES AND SERVICES

The following standards for utilities and services shall be in effect at the Building. Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

1. Landlord shall make available to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday and upon request, on Saturday 9:00 a.m. to 1:00 p.m. (“Building Hours”), generally recognized national holidays excepted, reasonable HVAC services. Subject to the provisions set forth below. Landlord shall also furnish the Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord’s standard overhead fluorescent and incandescent fixtures and for the operation of office equipment consistent in type and quantity with that utilized by typical office tenants of the Building and Project, and water for lavatory purposes. Tenant will not, without the prior written consent of Landlord, connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. Because the Building systems have been designed for normal occupancy of approximately 4 persons per 1,000 usable square feet. Tenant understands that excess occupancy of the Premises may result in excessive use of power and other services and may inhibit the efficient cooling of the Premises. This paragraph shall at all times be subject to applicable governmental regulations.

2. Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those after-hour services at rates that Landlord may establish from time to time. During the initial Lease Term only and subject to force majeure, other government actions, or controls over utilities, the after-hours HVAC rate is $70.00 per hour per zone. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit C, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

3. Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes. Landlord may, in its discretion, install a water meter to measure Tenant’s water consumption. Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant’s occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant’s expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant’s default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

4. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

5. Landlord shall provide janitorial services 5 days per week, equivalent to that furnished In comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any non-Standard Improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant or by reason of any use of Premises other than exclusively

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as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

6. Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish. Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees’ use of any access system.

7. The costs of operating, maintaining and repairing any supplemental air conditioning unit serving only the Premises shall be borne solely by Tenant. Such costs shall include all metered electrical charges as described above in this Exhibit C, together with the cost, as reasonably estimated by Landlord, to supply cooling water or other means of heat dissipation for the unit. Should Tenant desire to install such a unit the plans and specifications must be submitted in advance to Landlord and approved in writing by Landlord. Such installation shall be at Tenant’s sole expense and shall include installation of a separate meter for the operation of the unit. Landlord may require Tenant to remove at Lease expiration any such unit installed by or for Tenant and to repair any resulting damage to the Premises or Building.

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EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with the requirements. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (If a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability,; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Tenant Installations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their actual replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report. The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage. In the event of a toss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3. Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess of and noncontributory with any policies carried by Tenant, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds; (ii) except with respect to Tenant’s commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord 30 days prior written notice. Tenant shall also name Landlord as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.

4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit D, any insurance required by this Exhibit D, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within 10 days following Landlord’s written demand to Tenant. Landlord agrees that it will not procure such insurance unless Landlord shall have first given written notice to Tenant and Tenant has failed to provide evidence of coverage within 5 business days after receipt of such notice.

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NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

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EXHIBIT E

RULES AND REGULATIONS

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1. Except with the prior written consent of Landlord, or unless otherwise specifically authorized in this Lease, Tenant shall not sell or permit the retail sale of goods or services in or from the Premises, nor shall Tenant allow the Premises to be utilized for any manufacturing or medical practice.

2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture or other personal property in such area without the prior written approval of Landlord. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord.

3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

4. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises. No antenna or satellite dish shall be installed by Tenant that is either located or visible from outside the Premises without the prior written agreement of Landlord. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant’s corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight toad limits for the structure of the Building, and may further require, at Tenant’s expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

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7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services by third party contractors.

8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Building. Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time. Smoking or carrying of lighted cigars, cigarettes, pipes or similar products anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord’s leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord. Tenant shall not be permitted to install an aquarium of any size in the Premises.

9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven and coffee maker for the benefit of Tenant’s employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging. Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.

10. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

11. If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

12. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises, except to install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with any access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit E. In case of invasion, mob, riot, public excitement, or other commotion, or In the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

15. Tenant shall be responsible for protecting the Premises from theft which includes keeping doors and other means of entry closed and securely locked. Tenant shall cause all water faucets or water apparatus to be shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

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16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit C.

18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose. Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Building by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

19. Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises.

20. Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

21. Tenant shall, cause its employees and agents, and shall endeavor to instruct its invitees, to wear attire suitable for a first class office project while such persons are in the Building or Project.

22. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

23. Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may solely determine):

(a)	Membership in the Fitness Center is open to the tenants of Landlord or its affiliates only. No guests will be permitted to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.

(b)	Fitness Center users are not allowed to be in the Fitness Center other than the hours designated by Landlord from time to time. Landlord shall have the right to alter the hours of use of the Fitness Center, at Landlord’s sole discretion.

(c)	All Fitness Center users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

(d)	Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued. Failure to abide by this rule may result in immediate termination of such Fitness Center user’s right to use the Fitness Center.

(e)	All Fitness Center users and approved guests must have a pre-authorized keycard to enter the Fitness Center. A pre-authorized keycard shall not be issued to a prospective Fitness Center user until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center user(s).

(f)	Use of the Fitness Center is a privilege and not a right. Failure to follow gym rules or to act inappropriately while using the facilities shall result in termination of Tenant’s Fitness Center privileges.

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EXHIBIT F

PARKING

The following parking regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area (“Parking Area”) in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations.

2. Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones, nor shall Tenant or its employees utilize more than the number of Parking Passes (defined below) allotted in this Lease to Tenant It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use (and in the use of its visitors, patrons and employees) of the Parking Area, provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord’s then current scheduled charge for parking.

3. Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of Its employees’ names and of Tenant’s and its employees’ vehicle license numbers. Tenant agrees to acquaint Its employees with these regulations and assumes responsibility for compliance by its employees with these parking provisions, and shall be liable to Landlord for ail unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent Tenant authorizes Landlord to tow away from the Building any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment, Tenant agrees to participate in the validation or assessment program under reasonable rules and regulations as are established by Landlord and/or any applicable governmental agency.

4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other parking access devices supplied by Landlord. All such parking access devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable fee for access devices and a replacement charge for devices which are lost or stolen. Each access device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease. Loss or theft of parking access devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator.

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5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as “no parking” or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

7. It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish rules and regulations for employee parking. Tenant may be obligated to purchase from Landlord for the initial Term of this Lease, all or a portion of the parking passes set forth in Item 11 of the Basic Lease Provisions (the “Parking Passes”) for unreserved parking; provided that if Tenant elects to lease more than the minimum number of 10 Parking Passes in accordance with Item 11 of the Basic Lease Provisions, Tenant shall provide Landlord with thirty (30) days prior written notice of its election to purchase such additional Parking Passes. Once Tenant has provided such notice to Landlord. Tenant shall be obligated to purchase such Parking Passes for the remainder of the Term of this Lease. During the Initial Term of the Lease, Tenant shall pay to Landlord for the use of any and all Parking Passes the following amounts: (i) $40.00 per Parking Pass per month utilized for the period commencing November 16, 2012, and ending on November 30, 2013, (ii) $45.00 per Parking Pass per month utilized for the period commencing December 1, 2013, and ending on November 30, 2014, and (iii) $50.00 per Parking Pass per month utilized for the period commencing December 1, 2014, and ending on November 30, 2017. After the Initial Term, the charge for the Parking Passes shall be the monthly amounts as Landlord shall from time to time determine. Should any monthly parking charge not be paid within 5 business days following the date due, then a late charge shall be payable by Tenant equal to the greater of (i) 5% of the delinquent installment or (ii) $100.00, which late charge shall be separate and in addition to any late charge that may be assessed pursuant to Section 14.3 of the Lease for other than delinquent monthly parking charges. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment.

8. Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant its proportionate share of any charges or parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs. Tenant agrees that it will use its best efforts to cooperate, including registration and attendance, in programs which may be undertaken to reduce traffic. Tenant acknowledges that as a part of those programs. It may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter Information to all employees, and otherwise participate in other programs or services initiated under a transportation management program.

9. Tenant shall not assign or sublet any of the Parking Passes, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

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EXHIBIT X

WORK LETTER

Landlord shall cause its contractor to make such improvements to the Premises as may be specified by Tenant and approved by Landlord (“Tenant improvements”). All such improvements shall be set forth at one time by Tenant as part of a single plan, it being understood that Landlord shall not be required to undertake multiple jobs. All materials and finishes utilized in completing the Tenant Improvements shall be Landlord’s building standard. Should Landlord submit any matter to Tenant for approval, Tenant shall approve or reasonably disapprove same (with reasons specified) within 3 business days.

Landlord’s total contribution for the Tenant Improvements shall not exceed $31,316.00 (“Landlord Contribution”). It is understood that Landlord shall be entitled to a supervision/administrative fee equal to 3% of the total hard and soft construction cost, which fee shall be paid from the Landlord Contribution. Any excess cost shall be borne solely by Tenant and shall be paid to Landlord within 10 days following Landlord’s billing for such excess cost. Tenant understands and agrees that any portion of the Landlord Contribution not utilized by Tenant by June 15, 2013, shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Premises. In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result and that no rental abatement shall result while the Tenant Improvements are completed in the Premises. Tenant further agrees that it shall be solely responsible for relocating its office equipment, furniture and furnishings in the Premises to accommodate such improvement work.

Tenant hereby designates Robert Snigaroff, Telephone No.(858) 558-3600, as its representative, agent and attorney-in-fact for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord.

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Exhibit “B”

Inventory of Furniture, Fixtures & Equipment

Inventory for 3-1-2013 Sublease

Room #’s	OFFICES #1-10 HON cubicle module with hutch and credenza	Wooden chair	Mesh office chair	Wardrobe cabinet	Cabinet & Bookcase hutch with glass	Table
#1	1	1	1	0	0	0
#2	1	1	1	0	0	0
#3	1	1	1	1	0	0
#4	1	1	1	0	1	0
#5	1	2	0	1	1	1
#6	1	1	1	0	0	0
#7	1	1	1	0	0	0
#8	1	1	1	0	0	0
#9	1	1	1	0	0	0
#10	1	1	1	0	0	0
	CUBICLE AREA-#11
	Qty
Cubicle modules	6
	CONFERENCE ROOM-#12
	Qty
Mesh office chair	10
Cabinets/bookshelf combo	1
Conference table and associated electronics (dell desktop)	1
Sharp TV	1
	RECEPTION AREA-#13
	Qty
Mesh office chair	1
	TRADE AREA-#15
	Qty
Captains chair	2
Cabinet Oval with 12 drawers	1
20 in. Viewsonic monitor	9
22 in. Viewsonic monitor	1
Kitchen #17
	Qty
Refrigerator	1
Diswasher	1

Lobby Area- #14-No items
Back Entry #18-No items
Server room #19-No items

OMPANY | OFFICE PROPERTIES
Since 1864

# ecutive Square, Suite 650

SUITE 625
SUITE 650
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